Exhibit 4.4

GUARANTEE AGREEMENT

THIS GUARANTEE AGREEMENT (this “Guarantee”) dated as of December 23, 2013, made by each of the undersigned Subsidiaries of the Borrower (as defined below) and such other Subsidiaries of the Borrower which hereafter become parties to this Guarantee (each, a “Guarantor,” and collectively, the “Guarantors”), in favor of JPMorgan Chase Bank, N.A. as Administrative Agent (the “Agent”) for the benefit of the Lenders pursuant to that certain Credit Agreement dated as of July 2, 2013 (as the same may have been and may hereafter be amended, supplemented and restated, the “Credit Agreement”), by and among the Borrower, the Agent and the Lenders.

W I T N E S S E T H

WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make Loans to Service Corporation International, a Texas corporation (the “Borrower”) in a manner and upon the terms and conditions set forth therein;

WHEREAS, in accordance with the Credit Agreement, the Agent requires that the Guarantors execute a guarantee agreement guaranteeing the Obligations of the Borrower under the Credit Agreement;

NOW, THEREFORE, in consideration of the premises and agreements herein and in order to induce the Lenders to make the Loans pursuant to the Credit Agreement, the Guarantors hereby agree as follows:

Section 1. Definitions. Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned thereto in the Credit Agreement.

Section 2. Guarantee of Payment. Each Guarantor (not merely as a surety or guarantor of collection) hereby jointly, severally, unconditionally and irrevocably, guarantees the punctual payment and performance when due, whether at stated maturity, as an installment, by prepayment or by demand, acceleration or otherwise, of all Obligations of the Borrower heretofore or hereafter existing. If any or all of the Obligations become due and payable under the Credit Agreement, the Guarantors jointly and severally and unconditionally promise to pay such Obligations, on demand, together with any and all expenses (including reasonable counsel fees and expenses), which may be incurred by the Agent in collecting any of the Obligations and in connection with the protection, defense and enforcement of any rights under the Credit Agreement or under any other Loan Document (the “Expenses”). The Guarantors guarantee that the Obligations shall be paid strictly in accordance with the terms of the Credit Agreement. The Obligations include, without limitation, interest accruing after the commencement of a proceeding under bankruptcy, insolvency or similar laws of any jurisdiction at the rate or rates provided in the Credit Agreement. The Agent shall not be required to exhaust any right or remedy or take any action against the Borrower or any other person or entity or any collateral prior to any demand or other action hereunder against the Guarantors. The Guarantors agree that, as between the Guarantors and the Agent, the Obligations may be declared to be due and payable for the purposes of this Guarantee notwithstanding any stay, injunction or other prohibition which may prevent, delay or vitiate any declaration as regards the Borrower and that in the event of a declaration or attempted declaration, the Obligations shall immediately become due and payable by the Guarantors for the purposes of this Guarantee and each Guarantor shall forthwith pay the Obligations specified by the Agent to be paid as provided in the Credit Agreement without further notice or demand. Notwithstanding anything contained herein or in the Credit Agreement, any Loan Document or any other document or any other agreement, security document or instrument relating hereto or thereto to the contrary, the maximum liability of each Guarantor hereunder shall never exceed the maximum amount that said Guarantor could pay without having such payment set aside as a fraudulent transfer or fraudulent conveyance or similar action under the U.S. Bankruptcy Code or applicable state or foreign law.

Section 3. Guarantee Absolute. The liability of each Guarantor under this Guarantee is absolute and unconditional irrespective of: (a) any change in the time, manner or place of payment of, or in any other term of, the Credit Agreement or the Obligations, or any other amendment or waiver of or any consent to departure from any of the terms of the Credit Agreement or the Obligations, including any increase or decrease in the rate of interest thereon; (b) any release or amendment or waiver of, or consent to departure from, any other guarantee or support document, or any exchange, release or non-perfection of any collateral, for the Credit Agreement or the Obligations; (c) any present or future law, regulation or order of any jurisdiction or of any agency thereof purporting to reduce, amend, restructure or otherwise affect any term of the Credit Agreement or the Obligations; (d) without being limited by the foregoing, any lack of validity or enforceability of the Credit Agreement or the Obligations; (e) any other setoff, defense or counterclaim whatsoever (in any case, whether based on contract, tort or any other theory) with respect to the Credit Agreement or the transactions contemplated thereby which might constitute a legal or equitable defense available to, or discharge of, the Borrower or other Guarantors and (f) any claim or assertion that any payment by any Guarantor hereunder should be set aside pursuant to Section 2 in connection with any stay, injunction or other prohibition or event, in which case each Guarantor shall be unconditionally required to pay all amounts demanded of it hereunder prior to any determination of the maximum liability of each Guarantor hereunder in accordance with Section 2 and the recipient of such payment, if so required by a final non-appealable court of competent jurisdiction by a final and non-appealable judgment, shall then be liable for the refund of any excess amounts. If any such rebate or refund is ever required, all other Guarantors shall be fully liable for the repayment thereof to the maximum extent allowed by applicable law.

Section 4. Guarantee Irrevocable. This Guarantee is a continuing guarantee of the payment of all Obligations now or hereafter existing under the Credit Agreement and shall remain in full force and effect until payment in full of all Obligations and other amounts payable under this Guarantee and until all Commitments of the Lenders to make Loans under the Credit Agreement shall be terminated in accordance with the terms thereof and the Credit Agreement is no longer in effect.

Section 5. Reinstatement. This Guarantee shall continue to be effective, or be automatically reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Agent on the insolvency, bankruptcy, dissolution, liquidation or reorganization of any of the Borrower, any Guarantor, or any Person that is a party to the Loan Documents, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to any of the Borrower, any Guarantor or any other Person that is a party to the Loan Documents, or otherwise, all as though the payment had not been made.

Section 6. Subrogation. Each Guarantor hereby agrees that it shall not exercise any rights which it may acquire by way of subrogation, by any payment made under this Guarantee or otherwise, until all the Obligations have been paid in full and the Credit Agreement is no longer in effect. Any amounts paid to a Guarantor on account of subrogation rights under this Guarantee at any time when all the Obligations have not been paid in full, shall be held in trust for the benefit of the Agent and shall promptly be paid to the Agent to be credited and applied to the Obligations, whether matured or unmatured or absolute or contingent, in accordance with the terms of the Credit Agreement. If a Guarantor has made a payment to the Agent hereunder of all or any part of the Obligations and all the Obligations are paid in full and the Credit Agreement is no longer in effect, the Agent shall, at such Guarantor’s request, execute and deliver to the Guarantor the appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Obligations resulting from the payment.

Section 7. Subordination. Any liabilities owed by the Borrower to the Guarantors in connection with any extension of credit or financial accommodation by the Guarantors to or for the account of the Borrower, including but not limited to interest accruing at the agreed contract rate after the commencement of a bankruptcy or similar proceeding, are hereby subordinated to the Obligations, and such liabilities of the Borrower to the Guarantors, if the Agent so requests, shall be collected, enforced and received by the Guarantors as trustee for the Agent and shall be paid over to the Agent on account of the Obligations.

Section 8. Certain Taxes. The Guarantors further agree that all payments to be made hereunder shall be made without setoff or counterclaim and free and clear of, and without deduction for Taxes. If any Taxes are required to be withheld from any amounts payable to the Agent hereunder, the amounts so payable to the Agent shall be increased to the extent necessary to yield to the Agent (after payment of all Taxes) the amounts payable hereunder in the full amounts so to be paid. Whenever any Tax is paid by a Guarantor, as promptly as possible thereafter, such Guarantor shall send the Agent an official receipt showing payment thereof, together with such additional documentary evidence as may be required from time to time by the Agent.

Section 9. Representations and Warranties. Each of the Guarantors represents and warrants that: (a) this Guarantee (i) has been authorized by all necessary action; (ii) does not violate any agreement, instrument, law, regulation or order applicable to it; (iii) does not require the consent or approval of any Person, or any filing or registration of any kind; and (iv) is the legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors’ rights generally; and (b) in executing and delivering this Guarantee, such Guarantor has not relied and will not rely upon any representations or warranties of the Agent not embodied herein or any acts heretofore or hereafter taken by the Agent (including but not limited to any review by the Agent of the affairs of the Borrower).

Section 10. Remedies Generally. The remedies provided in this Guarantee are cumulative and not exclusive of any remedies provided by law.

Section 11. Setoff. Each Guarantor agrees that, in addition to (and without limitation of) any right of setoff, banker’s lien or counterclaim the Agent or the Lenders may otherwise have, the Agent and each of the Lenders shall be entitled, at their option, to offset balances (general or special, time or demand, provisional or final) held by them for the accounts of the Guarantors at any of the Agent’s or any Lender’s offices, in U.S. dollars or in any other currency, against any amount payable by the Guarantors under this Guarantee which is not paid when due, in which case it shall promptly notify the Guarantors thereof; provided that the Agent’s or any Lender’s failure to give such notice shall not affect the validity thereof.

Section 12. Formalities. Each Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations, the Credit Agreement and this Guarantee and any liability to which the Credit Agreement and this Guarantee applies or may apply, and waives presentment, demand of payment, notice of intent to accelerate, notice of acceleration, notice of dishonor or nonpayment, and any requirement that the Agent institute suit, collection proceedings or take any other action to collect the Obligations, including any requirement that the Agent protect, secure, perfect or insure any security interest or Lien against any Property subject thereto or exhaust any right or take any action against the Borrower or any other Person (including the other Guarantors) or any collateral (it being the intention of the Agent and each Guarantor that the obligations of such Guarantor under this Guarantee are to be a guarantee of payment and not of collection) or that the Borrower or any other Person (including the other Guarantors) be joined in any action hereunder. Each Guarantor hereby waives marshaling of assets and liabilities, notice by the Agent of the creation of any Indebtedness or liability to which it applies or may apply, any amounts received by the Agent, notice of disposition or substitution of collateral and of the creation, advancement, increase, existence, extension, renewal, rearrangement and/or modification of the Obligations.

Section 13. Amendments and Waivers. No amendment or waiver of any provision of this Guarantee, nor consent to any release by any Guarantor therefrom, shall be effective unless it is in writing and signed by the Agent and such Guarantor, and then the waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Agent to exercise, and no delay in exercising, any right under this Guarantee shall operate as a waiver or preclude any other or further exercise thereof or the exercise of any other right.

Section 14. Expenses. The Guarantors shall reimburse the Agent on demand for all Expenses without duplication of any reimbursements affected under the Credit Agreement. The obligations of the Guarantors under this Section shall survive the termination of this Guarantee.

Section 15. Assignment. This Guarantee shall be binding on, and shall inure to the benefit of the Guarantors, the Agent and their respective successors and assigns; provided that the Guarantors may not assign or transfer their respective rights or obligations under this Guarantee. Without limiting the generality of the foregoing: (a) the obligations of the Guarantors under this Guarantee shall continue in full force and effect and shall be binding on any successor partnership and on previous partners and their respective estates if any of the

Guarantors is a partnership, regardless of any change in the partnership as a result of death, retirement or otherwise; and (b) the Agent may assign, or otherwise transfer its rights under the Credit Agreement to any other person or entity in accordance with the terms and conditions thereof, and the other person or entity shall then become vested with all the rights granted to the Agent in this Guarantee or otherwise. Any Guarantor may merge into the Borrower or another Guarantor as provided in the Credit Agreement.

Section 16. Captions. The headings and captions in this Guarantee are for convenience only and shall not affect the interpretation or construction of this Guarantee.

Section 17. Governing Law, Etc. THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF TEXAS. EACH GUARANTOR CONSENTS TO THE NONEXCLUSIVE JURISDICTION AND VENUE OF THE STATE OR FEDERAL COURTS LOCATED IN THE CITY OF HOUSTON. SERVICE OF PROCESS BY THE AGENT IN CONNECTION WITH ANY SUCH DISPUTE SHALL BE BINDING ON EACH GUARANTOR IF SENT TO SUCH GUARANTOR BY REGISTERED MAIL AT THE ADDRESS SPECIFIED BELOW OR AS OTHERWISE SPECIFIED BY SUCH GUARANTOR FROM TIME TO TIME. EACH GUARANTOR WAIVES ANY RIGHT IT MAY HAVE TO JURY TRIAL IN ANY ACTION RELATED TO THIS GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FURTHER WAIVES ANY RIGHT TO INTERPOSE ANY COUNTERCLAIM RELATED TO THIS GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY SUCH ACTION. TO THE EXTENT THAT ANY GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER FROM SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OF A JUDGMENT, EXECUTION OR OTHERWISE), EACH SUCH GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTEE.

Section 18. Integration; Effectiveness. This Guarantee alone sets forth the entire understanding of the Guarantors and the Agent relating to the guarantee of the Obligations and constitutes the entire contract between the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Guarantee shall become effective when it shall have been executed and delivered by the Guarantors to the Agent. Delivery of an executed signature page of this Guarantee by telecopy shall be effective as delivery of a manually executed signature page of this Guarantee.

Section 19. Automatic Release. As provided in Section 9.02 of the Credit Agreement, a Guarantor shall be automatically released from its obligations under this Guarantee upon the satisfaction of the conditions set forth therein.

Section 20. Keepwell. Each Qualified ECP Guarantor (as hereinafter defined) hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Guarantee in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 20 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section, or otherwise under this Guarantee, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 20 shall remain in full force and effect until terminated in accordance with the terms hereof. Each Qualified ECP Guarantor intends that this Section 20 constitute, and this Section 20 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. As used in this Section 20, the term “Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee becomes effective with respect to such Swap Obligation or such other Person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

STEWART ENTERPRISES, INC.; ABBEY PLAN OF TEXAS, INC.; ACME MAUSOLEUM, LLC; BALLYHOO INNOVATIONS, INC.; BARTLETT-BURDETTE-COX FUNERAL HOME, INC.; BOUNDS FUNERAL HOME, INC.; CASDORPH & CURRY FUNERAL HOME, INC.; CATAWBA MEMORIAL PARK, INC.; CEDAR HILL CEMETERY COMPANY, INC.; CEMETERY MANAGEMENT, INC.; CHAPEL OF THE ROSES, INC.; CHAPEL OF THE VALLEY FUNERAL HOME, INC.; CHEATHAM HILL MEMORIAL PARK, INC.; CLINCH VALLEY MEMORIAL CEMETERY, INC.; CREMATION SOCIETY NORTHWEST, INC.; CREST LAWN MEMORIAL GARDENS, INC.; D. W. NEWCOMER’S SONS, INC.; DRUID RIDGE CEMETERY COMPANY; DUNBAR FUNERAL HOME; DWN PROPERTIES, INC.; E.R. BUTTERWORTH & SONS; EASTERN CEMETERY ASSOCIATES, INC.; EASTLAWN CORPORATION; EMERALD HILLS FUNERAL CORPORATION; EMPRESAS STEWART – FUNERARIAS, INC.; ENDURING MEMORIES, INC.; EVERLY PFP, INC.; FOREST HILLS CEMETERY, LLC; FORT LINCOLN CEMETERY, INC.; FORT LINCOLN FUNERAL HOME, INC.; FUNERAL SECURITY PLANS, INC.; GARRETT-HILLCREST, INC.; GEORGE WASHINGTON MEMORIAL PARK, INC.; GRIFFIN-LEGGETT INSURANCE AGENCY, LLC; GRIFFIN-LEGGETT, LLC; GUARDIAN CREMATION SOCIETY, INC.; HAISTEN FUNERAL HOME OF HENRY COUNTY, INC.; HILLCREST MEMORIAL CEMETERY, INC.; HINES-RINALDI FUNERAL HOME, INC.; HOLLY HILL MEMORIAL PARK, INC.; J.P. FINLEY AND SON MORTUARY, INC.; JOHN M. TAYLOR FUNERAL HOME, INC.; KIRK & NICE SUBURBAN CHAPEL, INC.; KIRK & NICE, INC.; KLINGEL-CARPENTER MORTUARY, INC.; LAKEWOOD MEMORIAL PARK, INC.; LOI CHARLESTON, INC.; LOUDON PARK CEMETERY COMPANY; LOUDON PARK FUNERAL HOME, INC.; MCLAURIN’S FUNERAL HOME, INC.; MONTE VISTA BURIAL PARK, INC.; MONTLAWN MEMORIAL PARK, INC.; NAILKNOT, LLC; NATIONAL EXCHANGE TRUST, LTD.; NATIONAL FUNERAL SERVICES, INCORPORATED; NATIONAL HARMONY MEMORIAL PARK, INC.; PARKLAWN, INC.; PARKWOOD MANAGEMENT COMPANY; PASADENA FUNERAL HOME, INC.; ROSE HAVEN FUNERAL HOME & CEMETERY, INC.; S. E. CEMETERIES OF SOUTH CAROLINA, INC.; S. E. COMBINED SERVICES OF FLORIDA, LLC; S. E. COMBINED SERVICES OF SOUTH CAROLINA, INC.; S. E.

COMBINED SERVICES OF TENNESSEE, INC.; S. E. FUNERAL HOME OF COPPELL, TEXAS, INC.; S. E. FUNERAL HOMES OF NORTH CAROLINA, INC.; S. E. FUNERAL HOMES OF SOUTH CAROLINA, INC.; S. E. FUNERAL HOMES OF TEXAS, INC.; S. E. SOUTH-CENTRAL, LLC; S.E. ACQUISITION OF CALIFORNIA, INC.; S.E. ACQUISITION OF MALDEN, WEST VIRGINIA, INC.; S.E. ACQUISITION OF OREGON, INC.; S.E. ACQUISITION OF PENNSYLVANIA, INC.; S.E. CEMETERIES OF ALABAMA, LLC; S.E. CEMETERIES OF FLORIDA, LLC; S.E. CEMETERIES OF LOUISIANA, LLC; S.E. CEMETERIES OF NORTH CAROLINA, INC.; S.E. CEMETERIES OF TEXAS, INC.; S.E. CEMETERIES OF VIRGINIA, LLC; S.E. CEMETERIES OF WEST VIRGINIA, INC.; S.E. CEMETERIES OF WISCONSIN, INC.; S.E. COMBINED SERVICES OF ALABAMA, LLC; S.E. COMBINED SERVICES OF CALIFORNIA, INC.; S.E. COMBINED SERVICES OF TEXAS, INC.; S.E. FUNERAL HOMES OF ALABAMA, LLC; S.E. FUNERAL HOMES OF ARKANSAS, LLC; S.E. FUNERAL HOMES OF CALIFORNIA, INC.; S.E. FUNERAL HOMES OF FLORIDA, LLC; S.E. FUNERAL HOMES OF ILLINOIS, INC.; S.E. FUNERAL HOMES OF LOUISIANA, LLC; S.E. FUNERAL HOMES OF TENNESSEE, INC.; S.E. FUNERAL HOMES OF VIRGINA, LLC; S.E. FUNERAL HOMES OF WEST VIRGINIA, INC.; S.E. MID-ATLANTIC, INC.; SIMPLE TRIBUTE OF MARYLAND, INC.; SIMPLICITY PLAN OF CALIFORNIA, INC.; SIMPLICITY PLAN OF TEXAS, INC.; STEWART ENTERPRISES (EUROPE) INC.; STEWART PRE-NEED SERVICES, INC.; STEWART RESOURCE CENTER, LLC; STEWART SERVICES, LLC; SUNSET HILLS MEMORIAL PARK; SUNSET MEMORIAL PARK COMPANY; SYMPATHYSHOP.COM, LLC; THE LINCOLN MEMORIAL PARK CEMETERY ASSOCIATION; THE NASHVILLE HISTORIC CEMETERY ASSOCIATION, INC.; THE PARKWOOD CEMETERY COMPANY; THE SIMPLICITY PLAN, INC., and WILLIAM W. CHAMBERS, INC.

By:	/s/ Curtis G. Briggs
Curtis G. Briggs
President or Vice President
of each of the above-named entities

KANAWHA PLAZA PARTNERSHIP		LAKE LAWN METAIRIE FUNERAL HOME

By:	S. E. MID-ATLANTIC, INC.;	By:	STEWART ENTERPRISES, INC. and
	S. W. CEMETERIES OF VIRGINIA, LLC, and S. E. CEMETERIES OF WEST VIRGINIA, INC., its general partners		S. E. FUNERAL HOMES OF LOUISIANA, LLC, its general partners

By:	/s/ Curtis G. Briggs	By:	/s/ Curtis G. Briggs
	Curtis G. Briggs President or Vice President of each of the above-named general partners		Curtis G. Briggs President or Vice President of each of the above-named general partners

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